UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2005

Alliant Energy Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4902 North Biltmore Lane, Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(608) 458-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2005, Alliant Energy Corporation (the “Company”) issued a press release announcing its earnings for the third quarter ended September 30, 2005 and updated 2005 earnings guidance for earnings from continuing operations. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein. Alliant Energy has included earnings from continuing operations (including 2005 earnings guidance) excluding Brazil non-cash asset valuation charges and debt repayment premiums in such press release. In addition, Alliant Energy has included domestic utility operation electric margin and other operating expenses excluding Kewaunee expenses in such press release. Alliant Energy has included this non-GAAP (accounting principles generally accepted in the United States of America) financial information as an alternate measure to enable investors to better understand the operating performance of Alliant Energy.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being furnished herewith:
(99.1)	Alliant Energy Corporation press release dated November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: November 4, 2005	By: /s/ John E. Kratchmer
John E. Kratchmer
Vice President-Controller and Chief
Accounting Officer

ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated November 4, 2005

Exhibit

Number

(99.1)	Alliant Energy Corporation press release dated November 4, 2005.

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